Exhibit 3.2

BY-LAWS OF

AETHER HOLDINGS, INC.

(a Delaware Corporation)

ARTICLE I
OFFICES

The Corporation shall maintain a registered office in the State of Delaware as required by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“DGCL”).  The Corporation may also have offices at other places, within or without the State of Delaware, as the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

1.                                       Place of Meetings.  Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as the Board of Directors designates.  If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

2.                                       Annual Meeting.  The annual meeting of the stockholders of the Corporation shall be held at such date, place and/or time as may be fixed by resolution of the Board of Directors.

3.                                       Special Meetings.  A special meeting of the stockholders of the corporation may be called only by the President, the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”), or at the request in writing of stockholders owning at least fifty percent (50%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote generally in the election of directors.  No notice of a special meeting need be given to stockholders if each stockholder entitled to vote at such meeting waives notice thereof in writing; however, notice of such meeting must be provided to the Board of Directors notwithstanding any waiver by the stockholders.

4.                                       Notice or Waiver of Notice.  Written or printed notice, stating the place, day and hour of the meeting and the purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.  Such further notice shall be given as may be required by law.  Meetings may be held without notice if all stockholders entitled to vote are present (except as otherwise provided by law), or if notice is waived by those not present.  Any previously scheduled meeting of the stockholders may be postponed and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

5.                                       Stockholder List.  After the record date for a meeting of stockholders has been fixed, at least ten days before such meeting, the officer or other agent of the Corporation who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held.  Such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting.

6.                                       Presiding Officer of Meetings.  The Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board, the President, shall preside at all meetings of the stockholders.  In the absence of the Chairman of the Board and the President, the presiding officer shall be elected by vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy at the meeting.

7.                                       Secretary of Meetings.  The Secretary of the Corporation shall act as secretary of all meetings of the stockholders.  In the absence of the Secretary, the presiding officer of the meeting shall appoint any other person to act as secretary of the meeting.

8.                                       Inspectors.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Such appointments shall be made in accordance with and each inspector shall have the duties prescribed by Section 231 of the DGCL.

9.                                       Quorum and Adjournment.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business.  The chairman of the meeting or a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business).  No notice of the time and place of adjourned meetings need be given except as required by law.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the original meeting.

10.                                 Voting and Proxies.  Unless otherwise provided in the DGCL or in the Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter for each share of the Corporation’s capital stock that has voting power and that is held by such stockholder.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his duly authorized attorney-in-fact.  Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.  No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held.  Persons whose stock is pledged shall be entitled to vote such stock unless the pledgor in a transfer on the books of the corporation has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or his or her proxy shall be entitled to vote.

11.                                 Required Vote.  Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot.  Except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the outstanding Voting Stock present in person or represented by proxy at the meeting and entitled to vote thereon.

12.                                 Notice of Stockholder Business.

(a)          Annual Meeting of Stockholders.

(i)                                     Nominations of persons for election to the Board of Directors of the Corporation and the proposal of any other business to be considered at an annual meeting of the stockholders may be made only (a) by or at the direction of the Board of Directors, or (b) by any stockholder of record of the Corporation who gives notice in accordance with the procedures set forth in clauses (2) and (3) of this paragraph 2.12(a) of this Bylaw, and who is a stockholder of record both on the date of giving such notice and on the record date for determination of stockholders entitled to vote at such annual meeting.

(ii)                                  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph 2.12(a)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than forty-five days nor more than ninety days prior to the first anniversary of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the forty-fifth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(iii)                               Notwithstanding anything in the second sentence of paragraph 2.12(a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least forty-five days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b)         Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04 of these Bylaws.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation’s Notice of Meeting, if the stockholder’s notice as required by paragraph 2.12(a)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)          General.

(i)                                     Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(ii)                                  For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or their successor provisions), or in a notice of meeting or proxy statement mailed generally to the Corporation’s stockholders.

(iii)                               Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.  Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or its successor provision) under the Exchange Act.

ARTICLE III
DIRECTORS

1.                                       General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.  In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.  Except as otherwise provided in the Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

2.                                       Qualifications and Number.  A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware.  The number of directors constituting the whole Board shall initially be two and shall thereafter be such a number as the Board of Directors by resolution determines.

3.                                       Election and Term.  Directors who are elected at an annual meeting of stockholders shall hold office until their successors are elected and qualified or until their earlier resignation or removal.  Except as the DGCL may otherwise require, any vacancy on the Board of Directors may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.  Any director elected pursuant to the immediately preceding sentence shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall be elected and qualified.  Any director may resign at any time upon written notice to the Corporation.

4.                                       Place of Meetings.  Any meeting of the Board of Directors may be held either within or without the State of Delaware.

5.                                       Regular Meetings.  A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, each annual meeting of stockholders.  The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

6.                                       Special Meetings.  Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

7.                                       Notice.  Notice of any special meeting shall be given to each director at his business or residence in writing or by facsimile or by telephone communication.  If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting.  If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before such meeting.  If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article X hereof.  A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

8.                                       Organization.  The Chairman of the Board, if any, or in the absence of the Chairman of the Board, the President, shall preside over meetings of the Board of Directors.  In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present.  The Secretary of the Corporation shall act as secretary of the meeting.  In his or her absence the presiding officer shall appoint another person to act as secretary of the meeting.

9.                                       Quorum.  A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

10.                                 Vote.

(a)          The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these Bylaws.

(b)         Notwithstanding any provision in these Bylaws to the contrary, the affirmative vote of at least two-thirds of the Board of Directors shall be required to authorize the taking of any of the following actions on the part of the Corporation:

(i)                                     engaging in or committing to engage in the disposition by the Corporation or any subsidiary thereof of all or substantially all the assets of the Corporation or any subsidiary thereof, merging or consolidating the Corporation or any subsidiary thereof with and/or into another entity, or selling all or substantially all of the assets of the Corporation or any subsidiary thereof as an entirety; and

(ii)                                  acquiring, directly or indirectly, any substantial and material interest or participation in any other business venture.

11.                                 Informal Action of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

12.                                 Conference Call Meeting.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

ARTICLE IV
COMMITTEES

1.                                       Committees of the Board.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The

Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority (i) to approve or adopt, or recommend to the stockholders, any action or matter (x) expressly required by the DGCL to be submitted to stockholders for approval or (y) set forth in Section 3.09(b) or (ii) to adopt, amend or repeal any Bylaw of the Corporation; and unless the resolution designating the committee, these Bylaws or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

2.                                       Procedures; Minutes of Meetings.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  Each committee shall keep regular minutes of its meetings and report the same to the Board, when required.  Unless otherwise specified in the Board resolution appointing the Committee, all provisions of the DGCL and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof) and quorum and voting requirements of the Board apply, as well, to such committees and their members.

ARTICLE V
OFFICERS

1.                                       General.  The elected officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper, including without limitation one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers.  The Chairman of the Board shall be chosen from the directors.  All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.  Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.  Any number of offices may be held by the same person.

2.                                       Election and Term of Office.  The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.  Subject to Section 5.04 of these Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign.  Election or appointment of an officer or agent shall not of itself create contract rights.

3.                                       Subordinate Officers.  The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

4.                                       Removal and Resignation of Officers; Vacancy.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, at any time by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.  No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary or at such later date as is stated therein.  No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

5.                                       Vacancy.  A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

6.                                       Chief Executive Officer.  The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer.  Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time are assigned by the Board of Directors.

7.                                       Power to Vote Stock.  Unless otherwise ordered by the Board of Directors, the Chief Executive Officer of the Corporation shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders or partners of any corporation or any partnership in which the Corporation may hold stock or partnership interests, as the case may be, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock or partnership interests at any such meeting, and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock or partnership interests.  The Board of Directors may from time to time confer like powers upon any other person or persons.

8.                                       Chairman of the Board.  If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and he or she shall have such other powers and as duties designated in these Bylaws and as from time to time may be assigned by the Board of Directors.

9.                                       President.  Unless the President is not the Chief Executive Officer and the Board shall have vested such authority exclusively in the Chief Executive Officer, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation; unless the Board of Directors otherwise determines, he or she shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he or she be a director) of the Board of Directors; may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned by the Board of Directors.

10.                                 Vice Presidents.  In the absence of the Chairman of the Board or Chief Executive Officer, if any, or President, or in the event of their inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the Chairman of the Board or Chief Executive Officer, if any, or the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board or Chief Executive Officer, if any, or President.  In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the Chairman of the Board or Chief Executive Officer, if any, or President, the Vice President who is senior in terms of the time as a Vice President of the Corporation shall so act.  The Vice Presidents may sign all certificates for shares of capital stock of the Corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

11.                                 Treasurer.  The Treasurer shall have custody of all the funds and securities of the Corporation which come into his or her hands.  When necessary or proper, he or she may endorse, on behalf of the Corporation, for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors, and he or she may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such other officer as is designated by the Board of Directors.  Whenever required by the Board of Directors, the Treasurer shall render a statement of his or her cash account.  The Treasurer shall enter or cause to be entered regularly in the books of the Corporation to be kept by him or her for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation; shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; may sign with the President or a Vice-President all certificates for shares of the capital stock of the Corporation; and shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

12.                                 Assistant Treasurers.  Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors.

13.                                 Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation attest to all contracts of the Corporation and affix the seal of the Corporation thereto; may sign with the President or a Vice-President all certificates for shares of the capital stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; and shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

14.                                 Assistant Secretary.  Each Assistant Secretary shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors or the Secretary.

15.                                 Compensation.  The Board of Directors shall have the authority to establish reasonable compensation of all officers for services to the Corporation.

ARTICLE VI
CAPITAL STOCK

1.                                       Certificates of Stock.  Certificates for shares of capital stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  Any or each of the signatures on a stock certificate, including that of any transfer agent or registrar, may be a facsimile.  If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar were the officer, transfer agent or registrar at the date of issuance.

2.                                       Transfer of Stock.  Subject to Article Thirteenth of the Certificate of Incorporation of the Corporation and any other restrictions on transfer adopted pursuant thereto or hereto, shares of stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of a certificate or certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

3.                                       Ownership of Stock.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law.

4.                                       Lost, Stolen or Destroyed Certificates.  In case any certificate for stock of the corporation is lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it, to its transfer agent or to its registrar, if any, as deemed necessary or advisable by it.

ARTICLE VII
INDEMNIFICATION; TRANSACTIONS WITH INTERESTED PERSONS

1.                                       Indemnification.  The Corporation (and any successor to the Corporation by merger or otherwise) shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to an employee benefit plan, against all liability, expense and loss (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee, but only if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful.  Notwithstanding the preceding sentence, except for a suit or action brought under Section 7.3 hereof, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

2.                                       Prepayment of Expenses.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VII or otherwise.

3.                                       Claims.  If a claim for indemnification or payment of expenses under this Article VII is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

4.                                       Authorization.  Any indemnification under Section 7.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.01.  Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

5.                                       Nonexclusivity of Rights.  The rights conferred on any Indemnitee by this Article VII shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

6.                                       Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

7.                                       Other Indemnification and Prepayment of Expenses.  This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by the Board.

8.                                       Survival of Indemnification Rights.  The rights to indemnification and advance payment of expenses provided by Section 7.01 and 7.02 hereof shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

9.                                       Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general), manager, trustee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law.

10.                                 Transactions With Interested Persons.  No contract or transaction between the Corporation and any of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which any of its directors or officers is a director or officer or has a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof at which the contract or transaction is authorized or solely because his or her vote is counted for such purpose, if

(a)                                  the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors are less than a quorum;

(b)                                 the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

(c)                                  the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.

ARTICLE VIII
RECORD DATE

1.                                       Actions by Stockholders.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 days nor less than ten days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

2.                                       Payments.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

3.                                       Stockholders of Record.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner and to exercise all the rights and powers of an owner.  The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the DGCL.

ARTICLE IX
MISCELLANEOUS

1.                                       Corporate Seal.  The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the words “Corporate Seal, Delaware.”

2.                                       Fiscal Year.  The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the Corporation.

3.                                       Audits.  The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

4.                                       Dividends.  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

5.                                       Waiver of Notice.  Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

ARTICLE X
AMENDMENT

These Bylaws may be amended, altered, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required in order for stockholders to alter, amend or repeal any provision of these Bylaws or to adopt any additional bylaw.